As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caterpillar Financial Services Corporation

(Exact Name of registrant as specified in its charter)

Delaware	37-1105865
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2120 West End Avenue, Nashville, Tennessee 37203-0001

(615) 341-1000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

J. Wesley Blumenshine

2120 West End Avenue

Nashville, Tennessee 37203-0001

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James O’Connor	Robert E. Buckholz
Jonathan B. Miller	Sullivan & Cromwell LLP
Sidley Austin LLP	125 Broad Street
787 Seventh Avenue	New York, New York 10004
New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)
Debt Securities

(1)	An indeterminate aggregate initial offering price or principal amount of the securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the related registration fee.

PROSPECTUS

Caterpillar Financial Services Corporation

Debt Securities

We may, from time to time, sell debt securities in one or more offerings pursuant to this prospectus. The debt securities offered are solely our obligations and are not guaranteed by Caterpillar Inc. The debt securities may consist of debentures, notes or other types of unsecured debt. We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. We urge you to read carefully this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Investing in the debt securities involves risk. You should consider the risk factors referenced under the heading “Risk Factors” on page 1 of this prospectus and described under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and, if applicable, any risk factors described in the accompanying prospectus supplement or any documents incorporated by reference in this prospectus before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 4, 2014

We are responsible only for the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. You should assume that the information included in this prospectus or any prospectus supplement, or incorporated by reference therein, is accurate as of the date on the front cover of this prospectus or the prospectus supplement or the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted.

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RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any debt securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the SEC’s shelf registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If so, the prospectus supplement should be read as superseding this prospectus. You should read this prospectus, the applicable prospectus supplement, and the additional information described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

In this prospectus, unless the context otherwise indicates, the terms “Caterpillar Financial,” “we,” “us” or “our” mean Caterpillar Financial Services Corporation and its wholly-owned subsidiaries, and the term “Caterpillar” means Caterpillar Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward looking statements. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “project,” “believe” or the negative of these terms or similar terminology.

These statements are only predictions. Actual events or results may differ materially because of factors that affect international businesses, including changes in economic conditions and disruptions in the global financial and credit markets, and changes in laws and regulations (including regulations implemented under the Dodd-Frank Wall Street Reform and Consumer Protection Act) and political stability, as well as matters specific to us and the markets we serve, including the market’s acceptance of our products and services, the creditworthiness of customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward looking statements after the date of this prospectus. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2013 (incorporated by reference in this prospectus)

and similar sections in our subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Caterpillar Financial is a wholly-owned finance subsidiary of Caterpillar. Our primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world. Retail financing is primarily comprised of financing of Caterpillar equipment, machinery and engines. In addition, we also provide financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. We also provide wholesale financing to Caterpillar dealers and purchase short-term dealer receivables from Caterpillar. The various financing plans that we offer are primarily designed to increase the opportunity for sales of Caterpillar products and generate financing income for us. A significant portion of our activities is conducted in North America. However, we have additional offices and subsidiaries in Asia-Pacific, Europe and Latin America. We have more than 30 years of experience in providing financing for Caterpillar products, contributing to our knowledge of asset values, industry trends, product structuring and customer needs.

We are a Delaware corporation that was incorporated in 1981 and are the successor to a company formed in 1954. Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615)  341-1000.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities for financing and leasing transactions, customer and dealer loans and other corporate purposes. We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

RATIO OF PROFIT TO FIXED CHARGES

The table below sets forth our ratio of profit to fixed charges for each of the periods indicated:

Year Ended December 31,
2013	2012	2011	2010	2009
1.95	1.72	1.59	1.34	1.29

For the purpose of calculating this ratio, profit consists of income before income taxes plus fixed charges. Profit is reduced by our equity in profit of certain partnerships in which we participate. Fixed charges consist of interest on borrowed funds (including any amortization of debt discount, premium and issuance expense) and a portion of rentals representing interest.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The debt securities will be issued pursuant to an indenture, dated as of April 15, 1985, or the indenture, as supplemented, between us and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Events of Default and Notices.” Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Documents Incorporated by Reference” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under the indenture as we wish. The indenture does not limit the aggregate principal amount of debt securities which we may issue. This section summarizes all the material terms of the debt securities that are common to all series (unless otherwise indicated in the prospectus supplement relating to a particular series). Because this section is a summary, it does not describe every aspect of the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. We describe the meaning for only the more important of those terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement.

Our obligations, as well as the obligations of the trustee, run only to persons who are registered as holders of debt securities. Investors who hold debt securities in accounts at banks, brokers, or other financial intermediaries or depositaries will not be recognized by us as registered holders of debt securities. Accordingly, any right that holders may have under the indenture must be exercised through those intermediaries or depositaries.

We may issue the debt securities as “original issue discount securities,” which will be offered and sold at a substantial discount below their stated principal amount. (section 101) The prospectus supplement relating to those original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to those debt securities. The prospectus supplement relating to the debt securities being offered will also describe any special considerations and certain special United States federal tax considerations applicable to those debt securities.

In addition, certain material financial, legal and other terms of the offered debt securities will be described in the prospectus supplement relating to those debt securities. Those terms may vary from the terms described herein. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the offered debt securities described in the prospectus supplement. The prospectus supplement relating to the offered debt securities is attached to the front of this prospectus.

Terms

The prospectus supplement relating to the series of debt securities being offered will provide the following terms:

•	the title of the offered debt securities;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates per annum at which the offered debt securities will bear interest, if any, or the formula pursuant to which the rate or rates will be determined, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	the place or places where principal of (and premium, if any) and interest on offered debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	if applicable, the price at which, the periods within which and the terms and conditions upon which the offered debt securities may, pursuant to any optional redemption provisions, or must, pursuant to any mandatory redemption provisions, be redeemed;

•	if applicable, the terms and conditions upon which the offered debt securities may be repayable prior to final maturity at the option of the holder (which option may be conditional);

•	the portion of the principal amount of the offered debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	the currency or currencies, including composite currencies, in which principal (and premium, if any) and interest may be payable (which may be other than those in which the offered debt securities are stated to be payable);

•	any index pursuant to which the amount of payments of principal (and premium, if any) or interest may be determined;

•	whether all or any part of the offered debt securities will be issued in the form of a global security or securities and, if so, the depository for, and other terms relating to, the global security or securities; and

•	any other terms of the offered debt securities. (section 301)

Unless otherwise indicated in the applicable prospectus supplement, the offered debt securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (section 302) No service charge will be made for any transfer or exchange of the offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange. (section 305)

The debt securities are not secured by any of our property or assets.

Certain Restrictions

Support Agreement. We have a support agreement with Caterpillar which provides, among other things, that Caterpillar will:

•	remain directly or indirectly, our sole owner;

•	ensure that we will maintain a tangible net worth of at least $20 million;

•	permit us to use (and we are required to use) the name “Caterpillar” in the conduct of our business; and

•	ensure that we maintain a ratio of earnings and interest expense (as defined in the support agreement) to interest expense of not less than 1.15 to 1.

The indenture provides that we:

•	will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

•	to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

•	will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if that amendment would not have a material adverse effect on the holders of any outstanding debt securities of any series or if the holders of at least 66 2⁄3% in principal amount of the outstanding debt securities of each series so affected (excluding from the amount so outstanding and from such holders, the holders of such series who are not so affected) shall waive compliance with the provisions of this section insofar as it relates to that amendment. (section 1004)

The support agreement is not a guarantee by Caterpillar of any of our obligations, indebtedness or liabilities.

Restrictions on Liens and Encumbrances. We will not create, assume or guarantee any secured debt without making effective provision for securing the debt securities (and, if we so determine, any other indebtedness of ours or guaranteed by us), equally and ratably with that secured debt. The term “secured debt” means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

•	certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

•	mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by us;

•	mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time that corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

•	mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to those mortgages;

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

•	any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by us to one or more of our wholly-owned subsidiaries.

Notwithstanding the above, we may, without securing the debt securities, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 5% of our consolidated net tangible assets. (sections 101 and 1005) The indenture provides that we will not consolidate or merge with, and will not convey, transfer or lease our property, substantially as an entirety, to, another corporation if as a result any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the indenture unless effective provision is made to secure the debt securities equally and ratably with (or prior to) all indebtedness thereby secured. (section 801)

The term “consolidated net tangible assets” means, as of any particular time, the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries’ most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

The term “subsidiary,” as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations, more than 50% of the outstanding stock of which is similarly owned or controlled. (section 101)

The Trustee

The indenture contains certain limitations on the right of the trustee, as a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (section 613) In addition, the trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of a default under the indenture the trustee is a creditor of ours.

Events of Default and Notices

The following events are defined in the indenture as “events of default” with respect to debt securities of any series:

•	failure to pay principal of or premium, if any, on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 60 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	default in the performance, or breach, of any term or provision of those covenants contained in the indenture that are described under “—Certain Restrictions—Support Agreement”;

•	failure to perform any of our other covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), continued for 60 days after written notice given to us by the trustee or the holders of at least 25% in principal amount of the debt securities outstanding and affected thereby;

•	Caterpillar or one of its wholly-owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

•	default in payment of principal in excess of $10,000,000 or acceleration of any indebtedness for money borrowed in excess of $10,000,000 by us (including a default with respect to debt securities of any series other than that series), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities of that series;

•	certain bankruptcy, insolvency or reorganization events relating to us;

•	certain bankruptcy, insolvency or reorganization events relating to Caterpillar or one of its subsidiaries if those events affect any significant part of our assets or those of any of our subsidiaries; and

•	any other event of default provided with respect to debt securities of that series. (section 501)

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, that portion of the principal amount as may be specified in the terms of that series) of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that declaration and its consequences. (section 502)

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of those original issue discount securities due on acceleration upon the occurrence of an event of default and its continuation.

The indenture provides that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, will give to the holders of debt securities of that series notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of debt securities. (section 602)

We will be required to furnish to the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each default. (section 1006)

The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee with respect to the debt securities of that series, and to waive certain defaults. (sections 512 and 513)

Under the indenture, record dates may be set for certain actions to be taken by the holders with respect to events of default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the trustee, exercising any trust or power conferred on the trustee or waiving any default. (sections 501, 502, 512 and 513)

The indenture provides that in case an event of default shall occur and be continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (section 601) Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that request. (section 603)

The occurrence of an event of default under the indenture may give rise to a cross-default under other series of debt securities issued under the indenture and other indebtedness of ours which may be outstanding from time to time.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than 66 2⁄3% in aggregate principal amount of each series of the outstanding debt securities issued under the indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of or premium, if any, or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of or premium, if any, or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the place or currency of payment of principal of or premium, if any, or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for certain actions of the holders with respect to consenting to any amendment. (section 902)

Certain modifications and amendments of the indenture may be made by us and the trustee without the holders of outstanding debt securities consenting. (section 901) These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

The holders of not less than 66 2⁄3% in aggregate principal amount of each series of the outstanding debt securities issued under the indenture may prospectively waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. (section 1007) The holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities issued under the indenture may, on behalf of the holders of all outstanding debt securities of that series, waive any past default under the indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on any outstanding debt securities of that series or in respect of an indenture covenant which cannot be modified or amended without the consent of each holder of such debt securities. (section 513)

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, a debt security will not be “outstanding” if (i) it has been surrendered for cancellation; (ii) we have deposited or set aside, in trust for its holder, money for its payment or redemption; (iii) the security has been paid by us pursuant to the indenture or exchanged for other debt securities; or (iv) we or one of our affiliates own the security.

The indenture also provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of that determination upon acceleration of the maturity thereof; and

•	the principal amount of a debt security denominated in a foreign currency or a composite currency will be the U.S. dollar equivalent, determined on the basis of the rate of exchange on the business day immediately preceding the date of our original issuance of the debt security in good faith, of the principal amount of that debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the business day immediately preceding the date of original issuance of that debt security, of the amount determined as provided in the first item above). (section 101)

Governing Law

The indenture is, and, unless otherwise indicated in a prospectus supplement, the debt securities will be, governed by and construed in accordance with the laws of the State of New York. (section 112)

PLAN OF DISTRIBUTION

We may sell the debt securities:

•	through underwriters or agents; or

•	directly to one or more purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the debt securities, including the following:

•	the names of any underwriters or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any securities exchanges on which the securities of the series may be listed.

Underwriters or agents may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the debt securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Any underwriters or agents participating in the distribution of the debt securities may be underwriters as defined in the Securities Act and any discounts and commissions they receive and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters or agents to indemnify them against or provide contribution toward certain civil liabilities, including liabilities under the Securities Act.

In addition, certain of the underwriters or agents and their associates may be customers of, engage in transactions with, lend money to or perform services for us in the ordinary course of their businesses.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions and SEC registration fees, will be approximately $3.1 million.

VALIDITY OF DEBT SECURITIES WE MAY OFFER

The validity of the debt securities will be passed upon for us by our counsel, Sidley Austin LLP, New York, New York, and, unless otherwise indicated in a prospectus supplement relating to the offered debt securities, by Sullivan & Cromwell LLP, New York, New York, counsel for the underwriters or agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We and Caterpillar each file annual, quarterly and special reports, proxy statements (Caterpillar only) and other information with the SEC. You may read and copy any of these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are also available to the public at the SEC’s web site at http://www.sec.gov. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through our Internet site (www.catfinancial.com) and Caterpillar’s Internet site (www.caterpillar.com) as soon as reasonably practicable after filing with the SEC. None of the information contained at any time on either our Internet site or Caterpillar’s Internet site is incorporated by reference into this prospectus. You may also obtain and review the reports and other information concerning us at the offices of the New York Stock Exchange and the reports and other information concerning Caterpillar at the offices of the New York Stock Exchange.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 18, 2014; and

•	Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until such time as all of the debt securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

Each of these documents is available from the SEC’s website and public reference room described above. In addition, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q and any amendments to these reports filed or furnished with the SEC are available free of charge through our Internet site (www.catfinancial.com) and Caterpillar’s Internet site (www.caterpillar.com). None of the information contained at any time on our Internet site or Caterpillar’s Internet site is incorporated by reference into this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

Caterpillar Financial Services Corporation

2120 West End Avenue

Nashville, Tennessee 37203-0001

Attn: Legal Department

Telephone: (615) 341-1000

You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and any accompanying prospectus supplement or any sale of the debt securities. Additional updating information with respect to the matters discussed in this prospectus and any accompanying prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and any accompanying prospectus supplement or other documents including those incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of estimated expenses of Caterpillar Financial Services Corporation, or Caterpillar Financial, in connection with the issue of debt securities. All amounts are estimates.

SEC Registration Fee		$(1)
Rating Agency Fees	2,300,000
Trustee Fees and Expenses	70,000
Printing Expenses	45,000
Accounting Fees and Expenses	160,000
Legal Fees and Expenses	500,000
Miscellaneous Expenses	50,000

Total		$(1)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

The bylaws of Caterpillar Inc. provide that Caterpillar Inc. shall indemnify any person who is or was serving at its request as a director or officer of another corporation or enterprise to the fullest extent permitted by Delaware law. The indemnification provisions contained in the bylaws of Caterpillar Inc. are not exclusive of any other rights to which a person may be entitled by law, agreement or otherwise.

Insurance carried by Caterpillar Inc. provides (within limits and subject to certain exclusions) for reimbursement of amounts which (a) Caterpillar Inc. or Caterpillar Financial may be required or permitted to pay as indemnities to Caterpillar Financial’s directors or officers for claims made against them, and (b) individual directors, officers and certain employees of Caterpillar Financial may become legally obligated to pay as the result of acts committed by them while acting in their corporate or fiduciary capacities.

The Distribution Agreement, Selling Agent Agreement and Underwriting Agreement, forms of which are filed as Exhibits 1.1, 1.2 and 1.3, respectively, to this registration statement, each provide for the indemnification of officers and directors of Caterpillar Financial under certain limited circumstances.

Item 16. Exhibits

Exhibit Number	Exhibit

1.1	Form of Distribution Agreement.

1.2	Form of Selling Agent Agreement.

1.3	Form of Underwriting Agreement.*

4.1	Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, Registration No. 33-2246).

4.2	First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).

4.3	Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

4.4	Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

4.5	Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

4.6	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial’s Form 10, as amended, Commission File No. 0-13295).

4.7	First Amendment to the Support Agreement dated June 14, 1995 between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).

4.8	Form of Medium-Term Note (Fixed Rate).

4.9	Form of Medium-Term Note (Floating Rate).

4.10	Form of PowerNote®.

4.11	Form of Global Note.*

5.1	Opinion of Sidley Austin LLP as to the validity of the Debt Securities.

12.1	Statement Setting Forth Computation of Ratio of Profit to Fixed Charges (incorporated by reference from Exhibit 12 to Caterpillar Financial’s Annual Report on Form 10-K for the year ended December 31, 2013, Commission File No. 001-11241).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24	Powers of Attorney (included on signature page).

25	Form T-1 Statement of Eligibility of U.S. Bank Trust National Association.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 4th day of April, 2014.

Caterpillar Financial Services Corporation
(Registrant)

By:	/s/ J. Wesley Blumenshine
J. Wesley Blumenshine, Secretary

Dated: April 4, 2014

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kent M. Adams, James A. Duensing, David A. Kacynski and J. Wesley Blumenshine, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Date	Signature	Title

April 4, 2014	/s/ Kent M. Adams Kent M. Adams	President, Director, and Chief Executive Officer

April 4, 2014	/s/ Bradley M. Halverson Bradley M. Halverson	Director

April 4, 2014	/s/ James A. Duensing James A. Duensing	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

April 4, 2014	/s/ Jeffry D. Everett Jeffry D. Everett	Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Form of Distribution Agreement.

1.2	Form of Selling Agent Agreement.

1.3	Form of Underwriting Agreement.*

4.1	Indenture, dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Registration Statement on Form S-3, Registration No. 33-2246).

4.2	First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to Caterpillar Financial’s Quarterly Report on Form 10-Q for the quarter ended June 20, 1986, Commission File No. 0-13295).

4.3	Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K dated April 24, 1987, Commission File No. 0-13295).

4.4	Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

4.5	Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated as of April 15, 1985, between Caterpillar Financial and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to Caterpillar Financial’s Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

4.6	Support Agreement, dated as of December 21, 1984, between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to Caterpillar Financial’s Form 10, as amended, Commission File No. 0-13295).

4.7	First Amendment to the Support Agreement dated June 14, 1995 between Caterpillar Financial and Caterpillar Inc. (incorporated by reference from Exhibit 4 to Caterpillar Financial’s Current Report on Form 8-K dated June 14, 1995, Commission File No. 0-13295).

4.8	Form of Medium-Term Note (Fixed Rate).

4.9	Form of Medium-Term Note (Floating Rate).

4.10	Form of PowerNote®.

4.11	Form of Global Note.*

5.1	Opinion of Sidley Austin LLP as to the validity of the Debt Securities.

12.1	Statement Setting Forth Computation of Ratio of Profit to Fixed Charges (incorporated by reference from Exhibit 12 to Caterpillar Financial’s Annual Report on Form 10-K for the year ended December 31, 2013, Commission File No. 001-11241).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24	Powers of Attorney (included on signature page).

25	Form T-1 Statement of Eligibility of U.S. Bank Trust National Association.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.